99.1 Press Release

FOR IMMEDIATE RELEASE

Mountain High Acquisitions Corp. Offers Turnkey Solutions to Help Licensed Cannabis Growers Minimize Risk and Optimize their Business

MYHI’s Pilot Program Expands and Gains Momentum combining D9’s Proficiency in
Developing SOPs with their team’s Deep Horticultural Expertise

(DENVER, Colo.) October 18, 2017 – MOUNTAIN HIGH ACQUISITIONS CORP (OTCQB: MYHI) announces that it has expanded its pilot program, which is focused on providing turnkey infrastructure solutions to licensed cannabis growers. Now, with the help of its strategic partner D9 Manufacturing, Inc. (D9), the program agenda has expanded to include the development of reliable Standard Operating Procedures (SOPs) that growers will be able to utilize to greatly reduce the risk of low yield or failed grows. To that end, D9 is focused on fine-tuning SOPs and best practices which will enable growers to cultivate with efficiency, achieve above-average yields, and produce a harvest that is visually rich, extremely fragrant, pleasantly palatable, and free of harmful chemicals.

“We have a streamlined method from seed to harvest that produces a premium quality product consistently on a strict timeline,” said D9’s Chief Science Officer, Jeremiah Molinaro. “The proprietary design of MYHI’s intermodal grow containers enables us to bring this cultivation technique quickly to any legal market. In fact, the standardized conditions allow us to achieve a 15 to 20% increase in yields over the industry standard using D9’s proprietary cultivation process.” This process is being documented by D9 using standard operating procedures (SOPs) in a cGMP format as part of MYHI’s pilot program.

The first grow is currently underway in the two state-of-the-art intermodal cultivation containers that MYHI acquired in late July and subsequently leased to licensed grow operations in Arizona. D9 is overseeing the grows and projected yields per container are 64 to 94 pounds per harvest.

Last year The Bright Field Group, a cannabis market research firm, ranked Arizona number three on its list of the best places for cannabis investment. But although Arizona has one of the most robust markets for cannabis in the U.S., boutique-quality cannabis remains largely absent from the market there.

“D9’s team of experts has produced scores of harvests that industry experts consider elite boutique-quality.” said Ferrel H. Raskin, CEO of D9 Manufacturing, Inc. “The growing method to be spelled out in the SOPs will provide MYHI customers with an easily scalable and reliable grow solution, particularly when utilizing MYHI’s intermodal cultivation containers. “

“Essentially, MYHI’s objective is to help licensed operators minimize risk and optimize their business by providing licensed operators with affordable access to state-of-the-art equipment as well as proven SOPs and best practices that help maximize both the yield and the quality of their grows in a timely manner,” said MYHI CEO Alan Smith.

About D9 Manufacturing, Inc.

D9 Manufacturing, Inc. is an Arizona based company that offers a wide variety of engineering, manufacturing and consulting services to the cannabis sector. On May 30, MYHI announced the engagement of D9 to assist in the identification, acquisition and development of infrastructure opportunities in the cannabis market.

About MYHI

Mountain High Acquisitions Corp. (OTCQB: MYHI) is a holding company focused on the acquisition and development of businesses and other assets within the cannabis sector. For additional information please contact Alan Smith at info@mountainhighac.com.

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